Exhibit 3.2

BYLAWS

OF

RADIOIO, INC.

ARTICLE 1.  OFFICES

1.1           Principal Office.  The principal office of Radioio, Inc. (the “Corporation”) shall be located at any place, either within or without the State of Nevada, as designated in the Corporation’s most recent document on file with the Nevada Secretary of State, Division of Corporations. The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors” or “Board”) may designate or as the business of the Corporation may require from time to time.

1.2           Registered Office.  The registered office of the Corporation shall be located within the State of Nevada and may be, but need not be, identical with the Corporation’s principal office.  The address of the registered office may be changed from time to time as provided by the Nevada Revised Statutes.

ARTICLE 2.  STOCKHOLDERS

2.1           Annual Stockholder Meeting.  The annual meeting of the stockholders shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.2           Special Stockholder Meeting.  A special meeting of the stockholders, for any purpose or purposes as described in the meeting notice, may be called by the President, or by the Board of Directors, and shall be called by the President or the Secretary at the request of at least two (2) directors serving on the Board.

2.3           Place of Stockholder Meeting.  The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or special meeting of the stockholders.

2.4           Notice of Stockholder Meeting.  Written notice stating the date, time and place of any annual or special meeting of the stockholders shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or such other person calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Nevada Revised Statues or the Corporation’s Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), to receive notice of the meeting.  Notice sent by mail shall be deemed to be effective when deposited in the United States mail, addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, and notice delivered personally shall be deemed to be effective when received.  A notice also may be sent in any other manner provided in Section 78.370 of the Nevada Revised Statutes.

If any stockholder meeting is adjourned to another date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment.  However, if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of the previous paragraph, to those persons who are stockholders as of the new record date.

2.5           Waiver of Notice.  A stockholder may waive any notice required by the Nevada Revised Statutes, the Articles of Incorporation, or these Bylaws, by a writing signed by the stockholder entitled to the notice or by the transmission of an electronic record of such stockholder, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

2.6           Fixing of Record Date.  For the purpose of determining stockholders of any voting group entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date.  Such record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting.  If no record date is so fixed by the Board for the determination of stockholders entitled to notice of, or to vote at a meeting of stockholders, the record date for determination of such stockholders shall be at the close of business on the day before the day the first notice is delivered to stockholders.  If no record date is fixed by the Board for the determination of stockholders entitled to receive a distribution, the record date shall be the date the Board authorized the distribution.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.

2.7           Stockholder List.  After fixing a record date for a stockholder meeting, the Corporation shall prepare a list of the names of its stockholders entitled to be given notice of the meeting.  The stockholder list must be available for inspection by any stockholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, and any adjournment thereof.  The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held.

2.8           Stockholder Quorum and Voting Requirements.

2.8.1           Quorum.  Except as otherwise required by the Nevada Revised Statutes or the Articles of Incorporation, a majority of the outstanding shares of the Corporation, represented by person or by proxy, shall constitute a quorum at each meeting of the stockholders.  If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Nevada Revised Statutes require a greater number of affirmative votes.

2.8.2           Voting of Shares.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, each outstanding share of capital stock, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

2.9           Quorum and Voting Requirements of Voting Groups.  If the Articles of Incorporation or the Nevada Revised Statutes provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the Articles of Incorporation or the Nevada Revised Statutes provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles of Incorporation or the Nevada Revised Statutes provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Nevada Revised Statutes require a greater number of affirmative votes.

2.10         Greater Quorum or Voting Requirements.  The Articles of Incorporation may provide for a greater quorum or voting requirement for stockholders, or voting groups of stockholders, than is provided for by these Bylaws.  An amendment to the Articles of Incorporation that adds, changes, or deletes a greater quorum or voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

2.11          Proxies.  At all meetings of stockholders, a stockholder may vote in person or by proxy which is executed in writing by the stockholder or which is executed by his, her or its duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy.  All proxies are revocable unless they meet specific requirements of irrevocability set forth in the Nevada Revised Statutes.  The death or incapacity of a voter does not invalidate a proxy unless the Corporation is put on notice.  A transferee for value who receives shares subject to an irrevocable proxy, can revoke the proxy if he, she or it had no notice of the proxy.

2.12         Corporation’s Acceptance of Votes.

2.12.1      Corresponding Name.  If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a stockholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the stockholder.

2.12.2      Non-Corresponding Name.  If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a stockholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the stockholder if:

(a)         The stockholder is an entity as defined in the Nevada Revised Statutes and the name signed purports to be that of an officer or agent of the entity;

(b)         The name signed purports to be that of an administrator, executor, guardian, or conservator representing the stockholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(c)         The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(d)         The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation; or

(e)         Two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries and the person signing appears to be acting on behalf of all co-tenants or fiduciaries.

2.12.3      Shares Registered in the Names of Two or More Persons.  If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co-tenants, husband and wife as community property, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a)         if only one votes, such act binds all;

(b)         if more than one votes, the act of the majority so voting bind all;

(c)         if more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately.

2.12.4      Validity of Signature.  The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

2.12.5      Limitation of Liability.  The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section are not liable in damages to the stockholder for the consequences of the acceptance or rejection.

2.12.6      Validity of Acceptance or Rejection.  Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy appointment revocation under this Section is valid unless a court of competent jurisdiction determines otherwise.

2.13         Action by Stockholders without a Meeting

2.13.1      Written Consent.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote with respect to the subject matter thereof were present and voted.  Action taken under this Section has the same effect as action taken at a duly called and convened meeting of stockholders and may be described as such in any document.

2.13.2      Post-Consent Notice.  Unless the written consents of all stockholders entitled to vote have been obtained, notice of any stockholder approval without a meeting shall be given at least ten (10) days before the consummation of the action authorized by such approval to (a) those stockholders entitled to vote who did not consent in writing, and (b) those stockholders not entitled to vote.  Any such notice must be accompanied by the same material that is required under the Nevada Revised Statutes to be sent in a notice of meeting at which the proposed action would have been submitted to the stockholders for action.

2.13.3      Effective Date and Revocation of Consents.  No action taken pursuant to this Section shall be effective unless all written consents necessary to support the action are received by the Corporation within a sixty-day period and not revoked.  Such action is effective as of the date the last written consent is received necessary to effect the action, unless all of the written consents specify an earlier or later date as the effective date of the action.  Any stockholder giving a written consent pursuant to this Section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that such writing is received by the Corporation prior to the effective date of the action.

2.13.4      Unanimous Consent for Election of Directors.  Notwithstanding Subsection 2.13.1, directors may not be elected by written consent unless such consent is unanimous by all shares entitled to vote for the election of directors.

2.14         Voting for Directors.  Unless otherwise provided in the Articles of Incorporation, every stockholder entitled to vote for the election of directors has the right to cast, in person or by proxy, all of the votes to which the stockholder’s shares are entitled for as many persons as there are directors to be elected and for whom election such stockholder has the right to vote.  Directors are elected by plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.15         Conduct at Meetings.  At each meeting of stockholders, the Chairman of the Board of Directors, or in his or her absence, the President of the Corporation, or in his or her absence, any Vice President of the Corporation, or in his or her absence, a chairman chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman.  The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.  The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.  The chairman may rule that a resolution, nomination or motion not be submitted to the stockholders for a vote unless seconded by a stockholder or a proxy for a stockholder.  The chairman may require that any person who is neither a bona fide stockholder nor a proxy for a bona fide stockholder leave the meeting, and upon the refusal of a stockholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such stockholder leave the meeting.  The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting.  Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.16           Procedure Necessary to Bring Business Before an Annual Meeting.  To be properly brought before an annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the stockholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.16 of Article 2 and any other applicable requirements; provided, however, that nothing in this Section 2.16 of Article 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.16 of Article 2 or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

2.17         Control Shares’ Voting Rights.  The Corporation has elected not to be governed by the control share acquisition provisions of Nevada law, namely Sections 78.378 through 78.3793 of the Nevada Revised Statutes.

ARTICLE 3.  BOARD OF DIRECTORS

3.1           General Powers.  Unless the Articles of Incorporation have dispensed with or limited the authority of the Board of Directors by describing who will perform some or all of the duties of a Board of Directors, all corporate powers shall be exercised by or under the authority, and the business and affairs of the Corporation shall be managed under the direction, of the Board of Directors.

3.2           Number and Election of Directors.  The number of directors which shall constitute the entire Board shall not be less than one (1) nor more than seven (7) directors.  As of October 2, 2013, the Board shall consist of three (3) directors, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors or stockholders, but in no case shall be less than one (1) director.  The directors shall be elected at the annual meeting of stockholders, or at a special meeting of stockholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualifies.  Directors need not be Nevada residents or stockholders.

3.3           Regular Meetings of the Board of Directors.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, for the purpose of appointing officers and transacting such other business as may come before the meeting.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

3.4           Special Meetings of the Board of Directors.  Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two (2) directors.  The person authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors.

3.5           Notice of, and Waiver of Notice for, Special Director Meeting.  Unless the Articles of Incorporation provide for a longer or shorter period, notice of the date, time, and place of any special Board meeting shall be given at least two (2) days prior thereto either orally or in writing.  Written notice may be delivered by hand delivery, overnight courier service, electronic (email) transmission, facsimile transmission, or by first class mail; provided, however, that if notice is to be given solely by first class mail, such notice must be given at least five (5) days prior to the special Board meeting.  Any director may waive notice of any meeting.  Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.  Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6           Director Quorum, Participation and Voting.

3.6.1        Quorum.  A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors unless the Articles of Incorporation require a greater percentage.

3.6.2        Participation in a Meeting.  Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.6.3        Presence and Voting at a Meeting.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (b) the director contemporaneously requests his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (c) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.7           Director Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to such action in writing.  Action taken by consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the Corporation, or unless the consent specifies a different effective date.  A signed consent has the effect of a meeting vote and may be described as such in any document.

3.8           Resignation of Directors.  A director may resign at any time by giving a written notice of resignation to the Corporation.  Such resignation is effective when the notice is received by the Corporation, unless the notice specifies a later effective date.

3.9           Removal of Directors.  The stockholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.  The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause.  If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him or her.  A director may be removed only by the affirmative vote of stockholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding common stock of the Corporation.

3.10         Board of Director Vacancies.  Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the stockholders or the Board of Directors may fill the vacancy.  If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

If the vacancy on the Board was held by a director elected by a voting group of stockholders:

(a)         if there are one or more directors elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors; and

(b)         only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the stockholders.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

3.11         Director Compensation.  By resolution of the Board of Directors, each director may be paid his or her expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12         Director Committees.

3.12.1       Creation of Committees.  Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee must have one or more members, who shall serve at the pleasure of the Board of Directors.

3.12.2      Selection of Members.  The creation of a committee and appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken or (b) the number of directors required by the Articles of Incorporation to take such action.

3.12.3      Required Procedures.  Those Sections of this Article 3 which govern meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

3.12.4      Authority.  Unless limited by the Articles of Incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee; provided, however, a committee may not:

(a)         authorize distributions;

(b)         approve or propose to stockholders action that the Nevada Revised Statutes require be approved by stockholders;

(c)         fill vacancies on the Board of Directors or on any of its committees;

(d)         amend the Articles of Incorporation pursuant to the authority of directors to do so;

(e)         adopt, amend or repeal these Bylaws;

(f)          approve a plan of merger involving the Corporation;

(g)         authorize or approve reacquisition of shares, except according to formula or method prescribed by the Board of Directors; or

(h)         authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or an officer) to do so within limits specifically prescribed by the Board of Directors.

ARTICLE 4.   OFFICERS

4.1           Officers.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Operating Officer, a President (who shall also be the Chief Executive Officer of the Corporation), a Treasurer, a Secretary and, if desired, one or more Vice Presidents.  The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more Vice Presidents to be executive or senior Vice Presidents.  One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

4.2           Term; Removal.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended.  All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

4.3           Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.  He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President unless the Board authorizes another officer of the Company to perform such duties and exercise such powers, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

4.4           President.  The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation.  All other officers shall be subject to the authority and supervision of the President.  The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors.  The President shall have the general powers and duties of management usually vested in the Office of President of a corporation.

4.5           Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Board and the President, oversee the day-to-day operations of the Company.  In addition, the Chief Operating Officer shall have such other responsibilities and duties as are delegated to him or her by the Board or the President, from time to time.

4.6           Vice Presidents.  The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

4.7           Treasurer and Assistant Treasurer.  The Treasurer, who shall be the Chief Financial Officer of the Corporation unless the Board appoints another person to serve as the Chief Financial Officer, shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the Office of Treasurer or as shall be assigned to the Treasurer by the President or the Board.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

4.8           Secretary and Assistant Secretary.  The Secretary shall cause notices of all meetings to be served as prescribed in these Bylaws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each stockholder which shall be furnished to the Secretary by such stockholder.  The Secretary shall perform such other duties and possess such other powers as are incident to the Office of the Secretary or as are assigned by the President or the Board.  The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

4.9           Subordinate Officers and Agents.  The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

ARTICLE 5.  INDEMNIFICATION OF DIRECTORS,
OFFICERS, AGENTS AND EMPLOYEES

5.1           Indemnification of Directors.  Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the Corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in this Article 5.

5.1.1        Determination of Authorization.  The Corporation shall not indemnify a director under this Article 5 unless:

(a)         A determination has been made in accordance with the procedures set forth in the Nevada Revised Statutes that the director met the standard of conduct set forth in subsection (b) below, and

(b)         Payment has been authorized in accordance with the procedures set forth in the Nevada Revised Statutes based on a conclusion that the expenses are reasonable, the Corporation has the financial ability to make the payment, and the financial resources of the Corporation should be devoted to this use rather than some other use by the Corporation.

5.1.2        Standard of Conduct.  The individual shall demonstrate that:

(a)         He or she conducted himself in good faith; and

(b)         He or she reasonably believed:

  (i)         in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation’s best interests;

  (ii)        in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests; and

  (iii)       in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

5.1.3        Indemnification in Derivative Actions Limited.  Indemnification permitted under this Article 5 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

5.1.4        Limitation on Indemnification.  The Corporation shall not indemnify a director under this Article 5:

(a)         In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(b)         In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the director.

5.2           Advance of Expenses for Directors.  If a determination is made following the procedures of the Nevada Revised Statutes, that the director has met the following requirements, and if an authorization of payment is made following the procedures and standards set forth in the Nevada Revised Statutes, then unless otherwise provided in the Articles of Incorporation, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)         the director furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in this Article 5;

(b)         the director furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(c)         a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 5 or the Nevada Revised Statutes.

5.3           Indemnification of Officers, Agents and Employees Who Are Not Directors.  Unless otherwise provided in the Articles of Incorporation, the Board of Directors may indemnify and advance expenses to any officer, employee, or agent of the Corporation, who is not a director of the Corporation, to the same extent as to a director, or to any greater extent consistent with public policy, as determined by the general or specific actions of the Board of Directors.

5.4           Insurance.  By action of the Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have the power to indemnify such person under the applicable provisions of the Nevada Revised Statutes.

ARTICLE 6.  STOCK

6.1           Issuance of Shares.  The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors, unless otherwise provided by the Nevada Revised Statutes.  The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the Corporation.

6.2           Certificates for Shares.

6.2.1        Content.  Certificates representing shares of the Corporation shall at minimum, state on their face the name of the Corporation and that it is formed under the laws of the State of Nevada, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the Board of Directors.  Such certificates shall be signed (either manually or by facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer and may be sealed with a corporate seal or a facsimile thereof.  Each certificate for shares shall be consecutively numbered or otherwise identified.

6.2.2        Legend as to Class or Series.  If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder this information in request in writing and without charge.

6.2.3        Stockholder List.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

6.2.4        Transferring Shares.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.3           Shares Without Certificates.

6.3.1        Issuing Shares Without Certificates.  Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of some or all the shares of any or all of its class or series without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

6.3.2        Information Statement Required.  Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the stockholder a written statement containing, at a minimum, the information required by the Nevada Revised Statutes.

6.4           Registration of the Transfer of Shares.  Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation.  In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective.  Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand in the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.5           Restrictions on Transfer or Registration of Shares.  The Board of Directors or stockholders may impose restrictions on the transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares).  A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of or otherwise consented to the restriction.

A restriction on the transfer of shares may be authorized:

(a)           to maintain the Corporation’s status when it is dependent on the number or identity of its stockholders;

(b)           to preserve entitlements, benefits or exemptions under federal or local laws; and

(c)           for any other reasonable purpose.

A restriction on the transfer of shares may:

(a)         obligate the stockholder first to offer the Corporation or other persons (separately, consecutively or simultaneously) an opportunity to acquire the restricted shares;

(b)         obligate the Corporation or other persons (separately, consecutively or simultaneously) an opportunity to acquire the restricted shares;

(c)         require as a condition to such transfer, that any one or more persons, including the holders of any of its shares, approve the transfer if the requirement is not manifestly unreasonable; or

(d)         prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by this Article 6 with regard to shares issued without certificates.  Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

6.6           Corporation’s Acquisition of Shares.  The Corporation may acquire its own shares and the shares so acquired constitute authorized but unissued shares.

If the Articles of Incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment may be adopted by the stockholders or the Board of Directors without stockholder action.  The articles of amendment must be delivered to the Nevada Secretary of State and must set forth:

(a)         the name of the Corporation;

(b)         the reduction in the number of authorized shares, itemized by class and series;

(c)         the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

(d)         a statement that the amendment was adopted by the Board of Directors without stockholder action and that stockholder action was not required.

ARTICLE 7.   DISTRIBUTIONS

7.1           Distribution to Stockholders.  The Board of Directors may authorize, and the Corporation may make, distributions to the stockholders of the Corporation subject to any restrictions in the Corporation’s Articles of Incorporation and in the Nevada Revised Statutes.

7.2           Unclaimed Distributions.  If the Corporation has mailed three successive distributions to a stockholder at the stockholder’s address as shown on the Corporation’s current record of stockholders and the distributions have been returned as undeliverable, no further attempt to deliver distributions to the stockholder need be made until another address for the stockholder is made known to the Corporation, at which time all distributions accumulated by reason of this Section, except as otherwise provided by law, shall be mailed to the stockholder at such other address.

ARTICLE 8.   AMENDMENTS

8.1           The Corporation’s Board of Directors may amend or repeal the Corporation’s Bylaws at any time unless:

(a)         the Articles of Incorporation or the Nevada Revised Statutes reserve this power exclusively to the stockholders in whole or part;

(b)         the stockholders in adopting, amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw; or

(c)         the Bylaw either establishes, amends or deletes a greater stockholder quorum or voting requirement.

Any amendment which changes the voting or quorum requirement for the Board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

ARTICLE 9.   FISCAL YEAR

The fiscal year of the Corporation shall commence on January 1 each year or as otherwise established by a resolution adopted by the Board of Directors.

ARTICLE 10.   EXECUTION OF DOCUMENTS

10.1         Commercial Paper and Contracts.  All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President, the Chief Operating Officer or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

10.2         Other Instruments.  All contracts, deeds, mortgages and other instruments shall be executed by the President, the Chief Operating Officer or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE 11.   INCONSISTENCY WITH ARTICLES OF INCORPORATION

In the event that any of the provisions of these Bylaws is inconsistent with any provision of the Corporation's Articles of Incorporation, the provision of the Articles of Incorporation shall apply.

Adopted:  October 2, 2013